Exhibit 99.1
Darden Restaurants Reports Fiscal 2027 First Quarter Results;
Declares Quarterly Dividend;
and Reaffirms Fiscal 2027 Outlook

ORLANDO, Fla., September 24, 2026 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the first quarter ended August 30, 2026.

First Quarter 2027 Financial Highlights
•Total sales increased 5.1% to $3.2 billion.
•Blended same-restaurant sales1 for the quarter increased 3.1% on a fiscal calendar basis and increased 3.2% on a comparable calendar basis.

	Fiscal Calendar	Comparable Calendar
Consolidated Darden[1]	3.1%	3.2%
Olive Garden	1.1%	1.0%
LongHorn Steakhouse	6.2%	6.8%
Fine Dining	1.6%	1.0%
Other Business[1]	3.8%	4.5%
Note: Due to the transition from a 53-week to a 52-week fiscal year, year-over-year fiscal period comparisons are offset by one week. Fiscal calendar is June 1, 2026 - August 30, 2026 vs. May 26, 2025 - August 24, 2025. Using comparable calendar periods helps account for the one-week shift and is intended to provide a clearer year-over-year comparison. Comparable calendar is June 1, 2026 - August 30, 2026 vs. June 2, 2025 - August 31, 2025.

•Reported diluted net earnings per share from continuing operations were $2.05, an increase of 4.1% from last year's adjusted diluted net earnings per share from continuing operations2
•The Company repurchased $222.3 million3 of its outstanding common stock

“The first quarter was a solid start to our fiscal year with each of our segments delivering positive same-restaurant sales,” said Darden President & CEO Rick Cardenas. “The performance across our portfolio reinforces the importance of having distinctive brands, each with a clear strategy, supported by Darden’s scale and other competitive advantages. Looking ahead, our focus remains the same: operate our restaurants at a high level, strengthen guest loyalty, invest in our people and brands, and deploy capital in ways that support long-term shareholder value.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses.

	Q1 Sales		Q1 Segment Profit
($ in millions)	2027	2026	2027	2026
Consolidated Darden	$3,200.3	$3,044.7
Olive Garden	$1,329.8	$1,301.1	$270.8	$267.6
LongHorn Steakhouse	$860.9	$776.4	$154.6	$134.9
Fine Dining	$304.2	$286.5	$39.6	$38.7
Other Business	$705.4	$680.7	$111.5	$109.3

[1] Quarter same-restaurant sales is a 13-week metric and excludes the impact of Bahama Breeze as all locations are expected to be closed or converted to other brands by Q4 fiscal 2027.
[2] See the "Non-GAAP Information" below for more details.
[3] Inclusive of 1% excise tax incurred on net repurchases, resulting from the Inflation Reduction Act of 2022.

Dividend Declared
Darden’s Board of Directors declared a quarterly cash dividend of $1.62 per share on the Company’s outstanding common stock. The dividend is payable on November 2, 2026 to shareholders of record at the close of business on October 9, 2026.

Share Repurchase Program
During the quarter, the Company repurchased approximately 1.1 million shares of its common stock for a total of $222.3 million3. As of the end of the fiscal first quarter, the Company had $1.3 billion remaining under the current $1.5 billion repurchase authorization.

Fiscal 2027 Financial Outlook
The Company reaffirmed all aspects of its full year financial outlook for fiscal 2027, culminating in diluted net earnings per share from continuing operations of $11.10 to $11.35.

Investor Conference Call
The Company will host a conference call today, Thursday, September 24, 2026 at 8:30 am ET to review its recent financial performance, which will be available via a live webcast through the Company’s Investor Relations website at investor.darden.com. Please allow extra time prior to the call to visit the site and download any software required to listen to the webcast. Supplemental materials will be available on the Investor Relations website prior to the start of the conference call. For those who are unable to listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a full-service restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar’s Scratch Kitchen, The Capital Grille, Chuy’s, Seasons 52, and Eddie V’s. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “may,” “will,” “expect,” “intend,” "focus," “anticipate,” “continue,” “could,” “estimate,” “project,” “believe,” “plan,” “outlook,” "seek," or similar expressions. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q, and Form 8-K reports. These risks and uncertainties include: a failure to address cost pressures and a failure to effectively deliver cost management activities and achieve some economies of scale in purchasing, certain economic and business factors, and their impacts on the restaurant industry, and other general macroeconomic factors including unemployment, energy prices, tariffs and interest rates, the inability to hire, train, reward, and retain restaurant team members and determine and maintain adequate staffing, a failure to recruit, develop, and retain effective leaders or the loss or shortage of personnel with key capacities and skills that could impact our strategic direction, increased labor and insurance costs, health concerns arising from food-related pandemics, outbreaks of flu, viruses, or other diseases, food safety and food-borne illness concerns, insufficient guest or employee facing technology or a failure to maintain a continuous and secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to recognize, respond to, and effectively manage the accelerated impact of social media, a failure to identify and execute innovative marketing and guest relationship tactics, ineffective or improper use of other marketing initiatives, and increased advertising and marketing costs, climate change, adverse weather conditions, and natural disasters, long-term and non-cancelable property leases, inability or failure to execute a business continuity plan following a major natural disaster, shortages, delays, or interruptions in the delivery of food and other products and services from our third-party vendors and suppliers, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants or a decline in the quality of locations of our current restaurants, higher-than-anticipated costs associated with the opening of new restaurants or with the closing, relocating, or remodeling of existing restaurants, risks associated with doing business with franchisees, licensees, and vendors in foreign markets, volatility in the market value of derivatives, volatility in the U.S. equity markets affecting our ability to efficiently hedge exposures, failure to protect our intellectual property, our reporting on environmental, social, and governance matters or our sustainability ratings, litigation, unfavorable publicity or failure to respond effectively to adverse publicity, disruptions in the financial and credit markets, impairment of the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and future changes in accounting standards, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Courtney Aquilla, (407) 245-5054; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q1 Reported to Adjusted Earnings Reconciliation
	Q1 2027				Q1 2026
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$269.0	$34.7	$234.3	$2.05	$293.8	$35.9	$257.9	$2.19
Adjustments:
Chuy's transaction and integration related costs	—	—	—	—	3.6	0.9	2.7	0.02
Closed restaurants[4]	—	—	—	—	3.1	0.8	2.3	0.02
Gain on Olive Garden Canada Sale	—	—	—	—	(42.0)	(10.5)	(31.5)	(0.26)
Adjusted Earnings from Continuing Operations	$269.0	$34.7	$234.3	$2.05	$258.5	$27.1	$231.4	$1.97
% Change vs Prior Year				4.1%

[4] Costs related to the closure of 22 underperforming restaurants that were permanently closed during the fourth quarter of fiscal 2025

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	8/30/26	8/24/25
Olive Garden	953	933
LongHorn Steakhouse	624	595
Cheddar’s Scratch Kitchen	187	182
Chuy’s	112	108
Yard House	95	89
Ruth’s Chris Steak House	83	82
The Capital Grille	75	73
Seasons 52	44	43
Eddie V’s	32	29
Bahama Breeze	10	28
The Capital Burger	3	3
Darden Continuing Operations	2,218	2,165

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/30/2026	8/24/2025
Sales	$3,200.3	$3,044.7
Costs and expenses:
Food and beverage	984.9	929.1
Restaurant labor	1,028.9	988.0
Restaurant expenses	530.5	504.2
Marketing expenses	53.1	49.1
Pre-opening costs	8.5	5.9
General and administrative expenses	134.8	136.1
Depreciation and amortization	144.2	135.1
Impairments and (gain) loss on disposal of assets, net	(3.9)	(42.0)
Total operating costs and expenses	$2,881.0	$2,705.5
Operating income	319.3	339.2
Interest, net	50.3	45.4
Earnings before income taxes	269.0	293.8
Income tax expense	34.7	35.9
Earnings from continuing operations	$234.3	$257.9
Losses from discontinued operations, net of tax benefit of $0.3 and $0.4, respectively	(0.9)	(0.1)
Net earnings	$233.4	$257.8
Basic net earnings per share:
Earnings from continuing operations	$2.06	$2.21
Losses from discontinued operations	(0.01)	—
Net earnings	$2.05	$2.21
Diluted net earnings per share:
Earnings from continuing operations	$2.05	$2.19
Losses from discontinued operations	(0.01)	—
Net earnings	$2.04	$2.19
Average number of common shares outstanding:
Basic	113.6	116.7
Diluted	114.4	117.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/30/2026	5/31/2026
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$220.5	$219.5
Receivables, net	118.0	129.9
Inventories	321.0	326.3
Prepaid income taxes	146.3	139.8
Prepaid expenses and other current assets	147.3	127.4
Total current assets	$953.1	$942.9
Land, buildings and equipment, net	5,122.2	5,048.6
Operating lease right-of-use assets	3,713.8	3,433.1
Goodwill	1,658.2	1,658.2
Trademarks	1,346.4	1,346.4
Other assets	432.9	433.2
Total assets	$13,226.6	$12,862.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$470.0	$427.7
Short-term debt and current portion of long-term debt	979.7	693.6
Accrued payroll and employee benefits	596.6	648.1
Accrued taxes	95.9	87.0
Unearned revenues	571.5	606.0
Other current liabilities	485.3	543.0
Total current liabilities	$3,199.0	$3,005.4
Long-term debt	1,636.1	1,637.7
Deferred income taxes	367.6	343.6
Operating lease liabilities - non-current	4,009.7	3,722.3
Other liabilities	1,945.8	1,945.9
Total liabilities	$11,158.2	$10,654.9
Stockholders’ equity:
Common stock and surplus	$2,307.5	$2,296.3
Retained earnings (deficit)	(259.5)	(108.4)
Accumulated other comprehensive income	20.4	19.6
Total stockholders’ equity	$2,068.4	$2,207.5
Total liabilities and stockholders’ equity	$13,226.6	$12,862.4

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	8/30/2026	8/24/2025
Cash flows—operating activities
Net earnings	$233.4	$257.8
Losses from discontinued operations, net of tax	0.9	0.1
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	144.2	135.1
Impairments and (gain) loss on disposal of assets, net	(3.9)	(42.0)
Stock-based compensation expense	26.6	25.0
Change in current assets and liabilities and other, net	(122.2)	(33.5)
Net cash provided by operating activities of continuing operations	$279.0	$342.5
Cash flows—investing activities
Purchases of land, buildings and equipment	(175.3)	(174.1)
Proceeds from disposal of land, buildings and equipment	8.8	20.3
Purchases of capitalized software and changes in other assets, net	(4.8)	(5.5)
Net cash used in investing activities of continuing operations	$(171.3)	$(159.3)
Cash flows—financing activities
Net proceeds from issuance of common stock	20.0	8.8
Dividends paid	(184.2)	(175.1)
Repurchases of common stock, inclusive of excise taxes paid	(220.8)	(182.7)
Proceeds from (repayments of) short-term debt, net	285.9	142.0
Principal payments on finance leases, net	(5.3)	(5.2)
Net cash used in financing activities of continuing operations	$(104.4)	$(212.2)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(2.3)	—
Net cash used in discontinued operations	$(2.3)	$—

Increase (decrease) in cash, cash equivalents, and restricted cash	1.0	(29.0)
Cash, cash equivalents, and restricted cash - beginning of period	227.6	254.5
Cash, cash equivalents, and restricted cash - end of period	$228.6	$225.5

Reconciliation of cash, cash equivalents, and restricted cash:	8/30/2026	8/24/2025
Cash and cash equivalents	$220.5	$211.0
Restricted cash included in prepaid expenses and other current assets	8.1	14.5
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$228.6	$225.5